Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES THIRD QUARTER
AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, October 29, 2008...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the third quarter ended September 30, 2008. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:
(For the quarter ended September 30, 2008,
 as compared to the same quarterly period in 2007)

● Revenue increased 12.2% to $82.5 million
● Funds from Operations (FFO) available to common stockholders decreased 1.9% to $45.7 million
● FFO per share decreased 2.1% to $0.46 per share
● FFO per share before Crest’s contribution was unchanged at $0.45 per share
● Net income available to common stockholders was $0.29 per share
● Portfolio occupancy was 96.9%
● Same store rents increased 1.1% to $65.1 million
● Acquired one property for $400,000 at a 10.1% capitalization rate
● Dividends paid per common share increased 6.6%
● Increased the monthly dividend for the 44th consecutive quarter to an annualized amount of $1.6935 per share
● Issued 2.925 million shares of common stock

Financial Results

Revenue Increases
Realty Income’s revenue for the third quarter ended September 30, 2008, increased 12.2% to $82.5 million as compared to $73.5 million for the same period in 2007.

Revenue, for the nine months ended September 30, 2008, increased 15.5% to $247.5 million as compared to $214.2 million for the same period in 2007.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended September 30, 2008, was $28.6 million as compared to $27.9 million for the same period in 2007. Net income per share for the quarter was $0.29 as compared to $0.28 for the same period in 2007.

Net income available to common stockholders, for the nine months ended September 30, 2008, was $79.3 million as compared to $89.0 million for the same period in 2007. Net income per share for the quarter was $0.79 as compared to $0.89 for the same period in 2007.

The calculation to determine net income for a real estate company includes gains from the sales of investment properties and impairments. The amount of gains on property sales and impairments varies from quarter to quarter. This variance can significantly impact net income.

During the third quarter of 2008, income from continuing operations available to common stockholders was $0.22 per share as compared to $0.24 per share for the same period in 2007.

During the first nine months of 2008, income from continuing operations available to common stockholders was $0.68 per share as compared to $0.78 per share for the same period in 2007.

FFO Available to Common Stockholders
FFO, for the third quarter ended September 30, 2008, decreased 1.9% to $45.7 million as compared to $46.6 million for the same period in 2007. FFO per share, for the third quarter ended September 30, 2008, decreased 2.1% to $0.46 per share, as compared to $0.47 per share for the same period in 2007. FFO before Crest’s contribution, for the third quarter ended September 30, 2008, was unchanged at $0.45 per share as compared to the same period in 2007. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for the nine months ended September 30, 2008, decreased 2.4% to $138.5 million as compared to $141.9 million for the same period in 2007. FFO per share, for the nine months ended September 30, 2008, decreased 2.1% to $1.38 per share, as compared to $1.41 per share for the same period in 2007. FFO before Crest’s contribution, for the nine months ended September 30, 2008, increased 2.2% to $1.37 per share as compared to $1.34 per share for the same period in 2007. For a calculation of FFO before Crest’s contribution, see page 7.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on pages 7 and 8.

Dividend Information
In August 2008, Realty Income increased the amount of the monthly common stock dividend by 1.8% to an annualized amount of $1.686 per share. Then, in September 2008, the Company again increased the amount of the monthly dividend to an annualized amount of $1.6935. The September increase in the monthly dividend was the 44th consecutive quarterly increase and the 51st increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. Monthly dividends paid for the nine months ended September 30, 2008, increased 7.6% to $1.239 per share as compared to $1.152 per share in monthly dividends paid for the same period in 2007. Through September 30, 2008, the Company had paid 458 consecutive monthly dividends and continues its 39-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of September 30, 2008, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,355 properties located in 49 states, leased to 118 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.1 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2008, portfolio occupancy was 96.9% with 73 properties available for lease out of 2,355 properties in the portfolio.

Rent Increases
Same store rents on 1,782 properties under lease, during the three months ended September 30, 2008, increased 1.1% to $65.1 million compared to $64.4 million for the same quarter in 2007. Same store rents on 1,782 properties under lease, during the nine months ended September 30, 2008, increased 1.3% to $195.0 million compared to $192.5 million for the same period in 2007.

Property Acquisitions
During the third quarter, Realty Income invested $4.3 million in retail properties. The Company invested $400,000 in one new convenience store property, with an initial lease term of 23.0 years and an initial average contractual lease yield of 10.1%, and funded $3.9 million in properties under development based on prior development agreements. All of the properties are 100% leased under net-lease agreements and the initial average contractual lease yield on third quarter real estate investments is 8.5%.

During the nine months ended September 30, 2008, Realty Income invested $188.5 million in 108 new properties and properties under development with an initial average contractual lease yield of 8.7%. The 108 properties are located in 14 states and are 100% leased under net-lease agreements with an initial average lease term of 20.6 years. They are leased to eight different retail chains in seven separate industries. Crest did not acquire any new properties during the first nine months of 2008.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There was no outstanding balance on the Company’s acquisition credit facility, at the end of the third quarter, and $355 million is available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $112.6 million.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio or increase the average lease length.

During the third quarter ended September 30, 2008, Realty Income sold 13 properties for $11.0 million, which resulted in a gain on sales of $5.7 million.

During the nine months ended September 30, 2008, Realty Income sold 22 properties and a portion of land from another property for $19.2 million, which resulted in a gain on sales of $9.4 million.

Other 2008 Activities

Issued 2.925 million Shares of Common Stock
On September 30, 2008, Realty Income issued 2,925,000 shares of common stock, including 225,000 shares purchased by the underwriters upon the exercise of their over-allotment options. Net proceeds from the offering were approximately $74.5 million. These proceeds are expected to be combined with available cash on hand to repay the $100 million outstanding principal amount of the Company’s 8.25% Monthly Income Senior Notes, which come due in November 2008, and to repay the $20 million outstanding principal amount of the Company’s 8% Notes, which come due in January 2009.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. During the third quarter ended September 30, 2008, Crest sold three properties for $4.6 million and reported a gain on sales of $199,000. Crest did not acquire any new properties during the third quarter.

During the nine months ended September 30, 2008, Crest sold 25 properties for $50.7 million and reported a gain on sales of $4.6 million. As of September 30, 2008, Crest carried an inventory of $6.0 million, which consisted of five properties held for sale. Crest did not acquire any new properties during the nine months ended September 30, 2008.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the third quarter of 2008, Crest contributed $238,000 of FFO, which represents $0.00 per share of Realty Income’s FFO, as compared to $1.9 million or $0.02 per share, generated by Crest for Realty Income during the same period in 2007.

During the nine months ended September 30. 2008, Crest generated $1.3 million, or $0.01 per share in FFO for Realty Income as compared to $8.0 million, or $0.08 per share, in FFO for Realty Income for the same period in 2007.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased with our results given a challenging environment in the overall economy and in the credit markets. During the quarter, we continued to position the Company for the current operating environment by further strengthening our balance sheet and liquidity position. In September we issued 2.925 million shares of common stock that, when combined with cash on hand, will allow us to repay both the outstanding $100 million Senior Notes due in November as well as the $20 million Senior Notes that are due in January 2009. With the repayment of these securities, we will have no further debt obligations maturing until 2013. Additionally, we have no borrowings on our $355 million acquisition credit facility and have no mortgages on any of our properties. With low leverage, no exposure to interest rate fluctuations and no need to access additional capital, we believe we are very well positioned from a liquidity and balance sheet perspective given the current uncertainty in the credit markets.”

"During the third quarter we experienced strong revenue growth of 12.2%. Funds from operation (FFO) per share generated by our core portfolio (or FFO before Crest’s contribution), from which we pay monthly dividends, was unchanged during the third quarter, in comparison to the prior year. During the first nine months of 2008, FFO per share generated by the core portfolio increased 2.2% to $1.37 per share as compared to $1.34 per share. Thus far in 2008, we have increased the dividend four times and we have increased the dividend for 44 consecutive quarters and 51 times since we went public in 1994.”

“We are also pleased with the ongoing stability of our portfolio, given difficult market conditions, and during the quarter we saw a small increase in our portfolio occupancy to 96.9%. In addition, same store rents grew 1.1% for the third quarter and 1.3% for the first nine months of the year.”

“We have also made significant progress in reducing the inventory and activity in our Crest Net Lease subsidiary that buys and subsequently sells property. Crest has been helpful to us in competing for large portfolio transactions so that we can manage tenant level concentration and maintain diversification in our core real estate portfolio. However, since we are currently experiencing less competition for acquisitions, we see a reduced role for Crest in the near term and believe that adding inventory in Crest would present more risk than is advisable in an unstable cap rate environment. We also continue to anticipate a weaker environment for selling properties in the 1031 tax-deferred exchange market, thus, we have felt it prudent to substantially reduce our operations in Crest until cap rates stabilize and the economy strengthens. Crest’s inventory at the end of the third quarter was just five properties valued at $6 million, down from a peak of over $130 million during 2007. Due to this reduction in Crest’s activity, we anticipate that the risks we see in the marketplace of rising cap rates and slow property sales should not have a material impact on Realty Income’s operations or financial position.”

“With respect to real estate acquisitions, we are continuing to be patient as we think cap rates are rising and property prices declining and, therefore, we believe that we will be rewarded with higher cap rates and lower prices in the future. We have previously provided guidance of $250 million in acquisitions for 2008. Through September 30, 2008, we have invested $188.5 million in 108 properties and properties under development with an initial contractual lease yield of 8.7%. However, we have acquired only a few properties in the second and third quarters and anticipate few, if any, additional acquisitions for the balance of the year. We have excellent liquidity and available capital to acquire properties should attractively priced, higher yielding opportunities present themselves in the future.”

“While we continue to operate conservatively in a challenging economic and retail environment, we have been fortunate to own a strong portfolio of good properties that have remained profitable to our retailers and are key to the continued profitability of their businesses. We believe this has kept our occupancy high and, when coupled with our conservative balance sheet and strong liquidity, has served us well during the current economic downturn.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2008 Estimates
Management estimates that FFO per share for 2008 should range from $1.82 to $1.84. This represents a change from the Company’s previous annual FFO per share estimate range of $1.84 to $1.90. FFO for 2008 is based on an estimated net income per share range of $1.00 to $1.02, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.89 and potential gain on sales of investment properties of $0.07 per share.

Management further estimates that Crest could contribute $0.01 per share to Realty Income’s FFO during 2008, as compared to $0.11 per share contribution to Realty Income’s FFO during 2007. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis. The Company does not intend to provide quarterly estimates of FFO.

2009 Estimates
Management estimates that FFO per share for 2009 should range from $1.86 to $1.96, which represents annual FFO per share growth of approximately 1.1% to 7.7%, as compared to an estimated 2008 FFO per share of $1.82 to $1.84. FFO for 2009 is based on an estimated net income per share range of $1.04 to $1.14, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.87 and potential gain on sales of investment properties of $0.05 per share.

Management would note that, given the volatility in the markets, it is more challenging than usual to estimate a number of factors that will impact the Company's future results.  Specifically, new property acquisition levels could vary depending on the number of opportunities, cap rates and the availability of attractively priced permanent financing.  As such, management would add that the $1.86 FFO per share estimate assumes no new property acquisitions for 2009. The $1.96 FFO per share estimate assumes property acquisitions of approximately $500 million in 2009.

Management further estimates that Crest could contribute between $0.00 and $0.01 per share to Realty Income’s FFO during 2009. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year and could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2008, the Company had paid 458 consecutive monthly dividends throughout its 39-year operating history. The monthly income is supported by the cash flows from 2,355 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued uncertainty in the credit markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2008 and 2007
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/08	Three Months Ended 9/30/07	Nine Months Ended 9/30/08	Nine Months Ended 9/30/07
REVENUE
Rental	$82,213	$72,229	$245,681	$210,525
Other	322	1,293	1,851	3,659
	82,535	73,522	247,532	214,184
EXPENSES
Interest	23,915	16,163	71,230	41,612
Depreciation and amortization	22,869	19,433	67,798	55,740
General and administrative	5,097	6,290	16,564	17,219
Property	1,778	815	4,105	2,630
Income taxes	308	350	922	948
	53,967	43,051	160,619	118,149
Income from continuing operations	28,568	30,471	86,913	96,035
Income from discontinued operations:
Real estate acquired for resale by Crest	238	1,937	567	7,967
Real estate held for investment	5,891	1,565	10,030	3,231
	6,129	3,502	10,597	11,198

Net income	34,697	33,973	97,510	107,233
Preferred stock cash dividends	(6,063)	(6,063)	(18,190)	(18,190)
Net income available to common stockholders	$28,634	$27,910	$79,320	$89,043

Funds from operations available to common stockholders (FFO)	$45,748	$46,625	$138,497	$141,924

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.22	$0.24	$0.68	$0.78
Net income: Basic and diluted	$0.29	$0.28	$0.79	$0.89
FFO, basic(1)
FFO before Crest contribution	$0.45	$0.45	$1.37	$1.34
Crest Net Lease	$0.00	$0.02	$0.01	$0.08
Total FFO	$0.46	$0.47	$1.38	$1.42
FFO, diluted(1)
FFO before Crest contribution	$0.45	$0.45	$1.37	$1.34
Crest Net Lease	$0.00	$0.02	$0.01	$0.08
Total FFO	$0.46	$0.47	$1.38	$1.41

Cash dividends paid	$0.417	$0.391	$1.239	$1.152

(             (1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/08	Three Months Ended 9/30/07	Nine Months Ended 9/30/08	Nine Months Ended 9/30/07

Net income available to common stockholders	$28,634	$27,910	$79,320	$89,043
Depreciation and amortization:
Continuing operations	22,869	19,433	67,798	55,740
Discontinued operations	56	160	1,056	505
Depreciation of furniture, fixtures & equipment	(81)	(79)	(238)	(174)
Gain on sales of investment properties: Continuing operations	--	(29)	(236)	(1,835)
Discontinued operations	(5,730)	(770)	(9,203)	(1,355)
Funds from operations available to common stockholders	$45,748	$46,625	$138,497	$141,924

FFO per common share:
Basic	$0.46	$0.47	$1.38	$1.42
Diluted	$0.46	$0.47	$1.38	$1.41

Dividends paid to common stockholders	$42,209	$39,519	$125,519	$116,382

FFO in excess of dividends paid to common stockholders	$3,539	$7,106	$12,978	$25,542

Weighted average number of common shares used for computation per share:
Basic	100,362,872	100,187,901	100,400,212	100,148,993
Diluted	100,420,070	100,252,953	100,462,396	100,326,859

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we typically classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale”.

	Three Months Ended 9/30/08	Three Months Ended 9/30/07	Nine Months Ended 9/30/08	Nine Months Ended 9/30/07
Gain on sales of real estate acquired for resale	$199	$2,219	$4,642	$8,786
Rental revenue	129	1,547	1,764	6,736
Other revenue	353	68	561	128
Interest expense	(359)	(1,239)	(1,424)	(5,115)
General and administrative expense	(110)	(224)	(397)	(507)
Property expenses	(41)	(14)	(106)	(29)
Provisions for impairment	(27)	--	(3,374)	--
Income taxes	94	(420)	(328)	(2,032)
Funds from operations contributed by Crest	$238	$1,937	$1,338	$7,967

Crest FFO per common share, basic and diluted	$0.00	$0.02	$0.01	$0.08

Total FFO	$45,748	$46,625	$138,497	$141,924
Less FFO contributed by Crest	(238)	(1,937)	(1,338)	(7,967)
FFO before Crest contribution	$45,510	$44,688	$137,159	$133,957

FFO before Crest contribution per common share, basic and diluted	$0.45	$0.45	$1.37	$1.34

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended September 30,	2008	2007	2006	2005	2004

Net income available to common stockholders	$28,634	$27,910	$24,207	$20,771	$21,988
Depreciation and amortization	22,844	19,514	14,612	11,280	10,321
Gain on sales of investment properties	(5,730)	(799)	(843)	(303)	(2,831)
Total FFO	$45,748	$46,625	$37,976	$31,748	$29,478

Total FFO per diluted share	$0.46	$0.47	$0.43	$0.40	$0.37

Total FFO	$45,748	$46,625	$37,976	$31,748	$29,478
Less FFO contributed by Crest	(238)	(1,937)	(99)	(566)	(1,095)
FFO before Crest contribution	$45,510	$44,688	$37,877	$31,182	$28,383

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.45	$0.42	$0.39	$0.36
Crest FFO contribution	$0.00	$0.02	$0.00	$0.01	$0.01

Total FFO	$0.46	$0.47	$0.43	$0.40	$0.37

Cash dividends paid per share	$0.417	$0.391	$0.360	$0.338	$0.311
Diluted shares outstanding	100,420,070	100,252,953	89,267,138	79,843,553	79,349,986

For the nine months ended September 30,

Net income available to common stockholders	$79,320	$89,043	$71,033	$64,239	$65,856
Depreciation and amortization	68,616	56,071	42,901	33,326	30,313
Gain on sales of investment properties	(9,439)	(3,190)	(3,036)	(3,781)	(6,780)
Total FFO	$138,497	$141,924	$110,898	$93,784	$89,389

Total FFO per diluted share	$1.38	$1.41	$1.27	$1.18	$1.14

Total FFO	$138,497	$141,924	$110,898	$93,784	$89,389
Less FFO contributed by Crest	(1,338)	(7,967)	(1,515)	(1,695)	(7,249)
FFO before Crest contribution	$137,159	$133,957	$109,383	$92,089	$82,140

FFO components, per diluted share(1):
FFO before Crest contribution	$1.37	$1.34	$1.26	$1.16	$1.05
Crest FFO contribution	$0.01	$0.08	$0.02	$0.02	$0.09

Total FFO	$1.38	$1.41	$1.27	$1.18	$1.14

Cash dividends paid per share	$1.239	$1.152	$1.060	$0.999	$0.913
Diluted shares outstanding	100,462,396	100,326,859	87,084,545	79,727,036	78,335,150

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2008 and December 31, 2007
(dollars in thousands, except per share amounts)

	2008	2007
ASSETS
Real estate, at cost:
Land	$1,158,618	$1,110,897
Buildings and improvements	2,249,003	2,127,897
	3,407,621	3,238,794
Less accumulated depreciation and amortization	(530,586)	(470,695)
Net real estate held for investment	2,877,035	2,768,099
Real estate held for sale, net	10,085	56,156
Net real estate	2,887,120	2,824,255
Cash and cash equivalents	112,562	193,101
Accounts receivable	8,858	7,142
Goodwill	17,206	17,206
Other assets, net	64,385	35,648
Total assets	$3,090,131	$3,077,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,735	$15,844
Accounts payable and accrued expenses	21,913	38,112
Other liabilities	11,859	15,304
Lines of credit payable	--	--
Notes payable	1,470,000	1,470,000
Total liabilities	1,520,507	1,539,260

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2008 and 2007	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,266,403 and 101,082,717 shares issued and outstanding in 2008 and 2007, respectively	1,623,659	1,545,037
Distributions in excess of net income	(391,825)	(344,735)
Total stockholders’ equity	1,569,624	1,538,092
Total liabilities and stockholders’ equity	$3,090,131	$3,077,352

Industry Diversification

      The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a         percentage of our total rental revenue:
	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended Sept. 30, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002
Apparel stores	1.1%	1.2%	1.7%	1.6%	1.8%	2.1%	2.3%
Automotive collision services	1.0	1.1	1.3	1.3	1.0	0.3	--
Automotive parts	1.5	2.1	2.8	3.4	3.8	4.5	4.9
Automotive service	4.8	5.2	6.9	7.6	7.7	8.3	7.0
Automotive tire services	6.7	7.3	6.1	7.2	7.8	3.1	2.7
Book stores	0.2	0.2	0.2	0.3	0.3	0.4	0.4
Business services	*	0.1	0.1	0.1	0.1	0.1	0.1
Child care	7.7	8.4	10.3	12.7	14.4	17.8	20.8
Consumer electronics	0.8	0.9	1.1	1.3	2.1	3.0	3.3
Convenience stores	16.3	14.0	16.1	18.7	19.2	13.3	9.1
Crafts and novelties	0.3	0.3	0.4	0.4	0.5	0.6	0.4
Distribution and office	1.0	0.6	--	--	--	--	--
Drug stores	4.2	2.7	2.9	2.8	0.1	0.2	0.2
Entertainment	1.2	1.4	1.6	2.1	2.3	2.6	2.3
Equipment rental services	0.2	0.2	0.2	0.4	0.3	0.2	--
Financial services	0.2	0.2	0.1	0.1	0.1	--	--
General merchandise	0.7	0.7	0.6	0.5	0.4	0.5	0.5
Grocery stores	0.7	0.7	0.7	0.7	0.8	0.4	0.5
Health and fitness	5.6	5.1	4.3	3.7	4.0	3.8	3.8
Home furnishings	2.4	2.6	3.1	3.7	4.1	4.9	5.4
Home improvement	1.8	2.1	3.4	1.1	1.0	1.1	1.2
Motor vehicle dealerships	3.2	3.1	3.4	2.6	0.6	--	--
Office supplies	1.0	1.1	1.3	1.5	1.6	1.9	2.1
Pet supplies and services	0.8	0.9	1.1	1.3	1.4	1.7	1.7
Private education	0.7	0.8	0.8	0.8	1.1	1.2	1.3
Restaurants	21.4	21.2	11.9	9.4	9.7	11.8	13.5
Shoe stores	--	--	--	0.3	0.3	0.9	0.8
Sporting goods	2.3	2.6	2.9	3.4	3.4	3.8	4.1
Theaters	9.1	9.0	9.6	5.2	3.5	4.1	3.9
Travel plazas	0.2	0.2	0.3	0.3	0.4	0.3	--
Video rental	1.0	1.7	2.1	2.5	2.8	3.3	3.3
Other	1.9	2.3	2.7	3.0	3.4	3.8	4.4
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,272 net leased, single-tenant retail properties as of September 30, 2008 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended September 30, 2008(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended September 30, 2008	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended September 30, 2008	% of Total Rental Revenue
2008	44	$807	1.0%	16	$297	0.4%	28	$510	0.6%
2009	121	2,645	3.3	37	802	1.0	84	1,843	2.3
2010	91	1,982	2.5	40	1,027	1.3	51	955	1.2
2011	81	2,396	3.0	35	1,332	1.7	46	1,064	1.3
2012	113	2,680	3.4	80	1,921	2.4	33	759	1.0
2013	125	4,483	5.6	91	3,760	4.7	34	723	0.9
2014	52	2,182	2.7	38	1,874	2.3	14	308	0.4
2015	89	1,826	2.3	66	1,278	1.6	23	548	0.7
2016	112	1,902	2.4	111	1,877	2.4	1	25	*
2017	50	2,022	2.5	45	1,934	2.4	5	88	0.1
2018	31	1,149	1.4	26	1,092	1.3	5	57	0.1
2019	98	4,728	5.9	94	4,499	5.6	4	229	0.3
2020	82	2,987	3.8	79	2,923	3.7	3	64	0.1
2021	139	5,672	7.1	138	5,617	7.0	1	55	0.1
2022	103	3,049	3.8	102	3,001	3.7	1	48	0.1
2023	245	7,707	9.7	244	7,682	9.7	1	25	*
2024	63	1,860	2.3	63	1,860	2.3	--	--	--
2025	70	5,468	6.9	66	5,402	6.8	4	66	0.1
2026	211	11,460	14.4	209	11,403	14.3	2	57	0.1
2027	163	5,216	6.5	163	5,216	6.5	--	--	--
2028	83	3,875	4.9	81	3,826	4.8	2	49	0.1
2029	45	1,088	1.4	45	1,088	1.4	--	--	--
2030	20	912	1.1	20	912	1.1	--	--	--
2031	27	641	0.8	27	641	0.8	--	--	--
2032	2	56	0.1	2	56	0.1	--	--	--
2033	7	422	0.5	7	422	0.5	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	354	0.4	2	354	0.4	--	--	--
2043	1	13	*	--	--	--	1	13	*
Totals	2,272	$79,812	100.0%	1,929	$72,326	90.5%	343	$7,486	9.5%

*Less than 0.1%

(1)
Excludes ten multi-tenant properties and 73 vacant unleased properties, one of which is a multi-tenant property.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $156 from properties reclassified as discontinued operations and excludes revenue of $2,557 from ten multi-tenant properties and from 73 vacant and unleased properties at September 30, 2008.

 (3)     Represents leases to the initial tenant of the property that are expiring for the first time.
 (4)     Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of September 30, 2008 (dollars in thousands):
State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2008(1)	Percentage of Rental Revenue
Alabama	63	98%	425,400	$1,893	2.3%
Alaska	2	100	128,500	277	0.3
Arizona	80	99	395,800	2,409	2.9
Arkansas	18	100	98,500	452	0.6
California	65	100	1,167,300	4,596	5.6
Colorado	53	96	486,300	1,891	2.3
Connecticut	25	100	279,200	1,323	1.6
Delaware	17	100	33,300	427	0.5
Florida	168	98	1,449,300	6,703	8.1
Georgia	132	98	926,900	3,933	4.8
Idaho	14	71	90,200	318	0.4
Illinois	74	96	877,800	4,202	5.1
Indiana	82	96	689,600	3,211	3.9
Iowa	22	95	296,100	1,018	1.2
Kansas	33	94	579,100	1,112	1.4
Kentucky	22	100	111,500	697	0.8
Louisiana	33	97	190,400	915	1.1
Maine	3	100	22,500	160	0.2
Maryland	29	97	271,200	1,600	1.9
Massachusetts	66	100	580,400	2,551	3.1
Michigan	52	98	257,300	1,311	1.6
Minnesota	21	100	392,100	1,534	1.9
Mississippi	71	97	347,600	1,450	1.8
Missouri	62	97	640,100	2,104	2.6
Montana	2	100	30,000	74	0.1
Nebraska	19	100	196,300	645	0.8
Nevada	15	100	191,000	858	1.0
New Hampshire	14	100	109,900	544	0.7
New Jersey	33	100	261,300	1,909	2.3
New Mexico	8	100	56,400	177	0.2
New York	40	95	502,700	2,486	3.0
North Carolina	97	99	551,100	2,937	3.6
North Dakota	6	100	36,600	57	0.1
Ohio	137	97	852,200	3,421	4.2
Oklahoma	25	96	145,900	587	0.7
Oregon	18	100	297,300	848	1.0
Pennsylvania	99	100	683,800	3,557	4.3
Rhode Island	4	100	14,500	87	0.1
South Carolina	100	98	374,400	2,208	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	135	95	635,500	2,901	3.5
Texas	215	92	2,309,700	7,569	9.2
Utah	5	80	30,600	87	0.1
Vermont	4	100	12,700	122	0.2
Virginia	104	99	637,100	3,483	4.2
Washington	35	91	230,300	687	0.8
West Virginia	3	67	35,100	140	0.2
Wisconsin	20	90	248,100	778	0.9
Wyoming	1	100	4,200	18	*
Totals/Average	2,355	97%	19,208,000	$82,369	100.0%

* Less than 0.1%
(1)	Includes rental revenue for all properties owned by Realty Income at September 30, 2008, including revenue from properties reclassified as discontinued operations of $156.